Exhibit 99.1
4Q24 Earnings Conference Call January 29, 2025

Safe Harbor Statement 2 “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this Presentation relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, risk factors discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, and in other documents filed by the Company with the Securities and Exchange Commission from time to time. Forward-looking statements may be identified by terms such as “may”, “will”, “should”, “could”, “expects”, “plans”, “intends”, “anticipates”, “believes”, “estimates”, “predicts”, “forecasts”, “goals”, “potential” or “continue” or similar terms or the negative of these terms. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. The Company has no obligation to update these forward-looking statements.

▪ Completed $70 million gross common equity raise in December 2024 ▪ Accelerated NIM trajectory for 2025 through a balance sheet restructuring – Should result in 10-15 bps of Core NIM expansion in 1Q25 – Balance Sheet restructuring incurred $76 million of pre-tax losses or $1.74 per share, net of tax ▪ GAAP and Core NIM expansion in 4Q24 – GAAP NIM increased 29 bps QoQ to 2.39% – Core NIM expands 18 bps QoQ to 2.25% ▪ Asset quality stable – Annual net charge-offs of 11 bps in 2024 compared to 16 bps in 2023 ▪ Tangible common equity ratio improved QoQ by 82 bps 3 4Q24 Financial Highlights

▪ Loan and CD repricing help NIM over time ▪ Focusing on noninterest bearing deposits ▪ Asset hedging strategies aided NIM ▪ Increased funding of back-to-back swaps ▪ Largely completed balance sheet restructuring 4 Area of Focus: Increase NIM and Reduce Volatility

2024 Actions Expand GAAP and Core NIM QoQ 5 GAAP NIM FTE 2.29% 2.06% 2.05% 2.10% 2.39% See Appendix for definitions of Core NII FTE, Core NIM, and Core Loan Yields Net Interest Income and NIM ($ Millions) $46.6 $42.4 $42.5 $45.0 $48.2 2.31% 2.06% 2.03% 2.07% 2.25% 5.59% 5.45% 5.47% 5.65% 5.54% 3.10% 3.27% 3.39% 3.55% 3.21% 0.00% 1.00% 2.00% 3.00% 4.00% 5.00% 6.00% 7.00% 8.00% 9.00% 10.00% $10.0 $15.0 $20.0 $25.0 $30.0 $35.0 $40.0 $45.0 $50.0 $55.0 4Q23 1Q24 2Q24 3Q24 4Q24 Core NII FTE Core NIM FTE Core Loan Yields Core Deposit Yield

$873.3 $834.2 $822.9 $845.5 $869.8 -100 10 30 50 70 90 1100 1300 4Q23 1Q24 2Q24 3Q24 4Q24 12.7% 11.8% 11.4% 11.3% 11.7% 26.8% 27.3% 28.0% 25.3% 27.2% 1.6% 1.5% 1.4% 1.4% 1.3% 23.6% 24.4% 23.8% 22.4% 22.6% 34.0% 34.0% 33.9% 38.6% 36.0% 1.3% 1.0% 1.3% 1.0% 1.2% $6,884 $7,081 $7,196 $7,464 $7,450 0 100 0 200 0 300 0 400 0 500 0 600 0 700 0 800 0 4Q23 1Q24 2Q24 3Q24 4Q24 Noninterest Bearing NOW Accounts Savings Money Market CDs Mortgage Escrow Average NIB Deposits Expand QoQ; Cost of Deposits Decline 6 Total Average Deposits ($ Millions) ▪ Noninterest bearing deposits turned a corner in 2H24 ▪ Quick response to declining rate environment ▪ From 3Q24-4Q24, downward interest-bearing deposits betas and non-maturity interest-bearing deposit betas were 51% and 59% compared to the upward betas (from 4Q21-3Q23) of 57% and 61%, respectively Average Noninterest Bearing Deposits ($ Millions) Deposit Costs 3.10% 3.27% 3.38% 3.55% 3.21%

7 CDs Expected to Reprice Downward ▪ CDs have a weighted average rate of 4.27%1 as of December 31, 2024 ▪ Current CD APYs are approximately 3.50- 4.25%; recent customer preferences are for short term CDs ▪ Approximately 87%1 of the CD portfolio will mature within one year – $792.0 million in 1Q25 at 4.59%1 – $180.4 million in 2Q25 at 4.36% ▪ Historically, we retain a high percentage of maturing CDs – Retained 78% of maturing CDs in 4Q24 with a weighted average rate reduction of 88 bps ▪ Downward Fed moves will improve funding costs Total CDs of $2.7 Billion; Repricing Dates with Weighted Average Rate1 1 Excludes $876MM of CDs with interest rate hedges 4.59% 4.36% 4.01% 3.96% 3.82% 1Q25 2Q25 3Q25 4Q25 Later

$1,326 $747 $723 $998 6.76% 4.51% 4.39% 4.62% 6.65% 6.65% 6.66% 6.63% (1 50) 50 250 450 650 850 1,0 50 1,2 50 1,4 50 Floating 2025 2026 2027 Adjustable Loan Repricing Maturing Fixed Rate Total Loan Repricing Current Rate Repricing Rate ▪ Floating rate loans include any loans (including back-to-back swaps) tied to an index that reprices within 90 days; Including interest rate hedges of $500 million, $1.8 billion or ~27% of the loan portfolio is effectively floating rate ▪ Through 2027, loans to reprice 201-227 bps higher assuming index values as of December 31, 2024 Significant Loan Repricing to Occur Through 2027 8 Loan Repricing ($ Millions) +214 bps +227 bps +201 bps Fewer downward moves by the Fed = Less Pressure Repricing based mostly on 5-year FLHB-NY advance rate + a spread

Summary of Restructuring Actions 9 ▪ On December 16, 2024, closed a $70 million (gross) common equity raise to improve profitability and strengthen the balance sheet through a restructuring ▪ Sold $444.8 million of AFS securities (book value) with a weighted average yield of 1.98% and pre-tax loss of $72.6 million (recorded in noninterest income (loss)) ▪ Purchased $382.5 million of AFS securities with a weighted average yield of 5.67% ▪ Pre-tax gain of $3.0 million on the termination of the investment securities swap (recorded in net interest income) ▪ Terminated $251.1 million of FHLB advances with a weighted average coupon of 4.82% at a pre-tax loss of $2.6 million (recorded in noninterest expense); funding was largely initially replaced by short term FHLB advances with a weighted average rate of 4.54% and expected to be partially replaced by deposits over time ▪ As of December 31, 2024, $73.9 million of loans with a weighted average coupon of 3.91% were moved to held for sale resulting in a pre-tax interest rate mark of $3.8 million (recorded in noninterest income (loss)) ▪ It is expected most of these loans will be sold in 1Q25 with no significantly change in value ▪ The impact to 4Q24 EPS in total was $76.0 million pre-tax or $1.74 per share, net of tax These Actions are Expected to Improve the Earnings Profile and Strengthen the Balance Sheet

▪ Low risk profile ▪ Conservative loan underwriting ▪ History of low credit losses –Net charge-offs of 11 bps in 2024 compared to 16 bps in 2023 10 Area of Focus: Maintain Credit Discipline

-0.50% 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 2001 2003 2005 2007 2009 2011 2013 2015 2017 2019 2021 2023 2024 FFIC Industry 0.00% 1.00% 2.00% 3.00% 4.00% 5.00% 6.00% 0.00% 20. 0% 40. 0% 60. 0% 80. 0% 10.00% 120.00% 2001 2003 2005 2007 2009 2011 2013 2015 2017 2019 2021 2023 2024 FFIC Industry ▪ Over two decades and multiple credit cycles, Flushing Financial has a history of better than industry credit quality ▪ Average LTVs on the Real Estate portfolio is less than 35%4 – Only $27.8 million of real estate loans (0.4% of gross loans) with an LTV of 75% or more4 ; $9.1 million have mortgage insurance Net Charge-offs Significantly Better Than the Industry; Strong DCR NCOs / Average Loans1 1 “Industry” includes all U.S. Commercial Banks per S&P Capital IQ 2 Based on most recent Annual Loan Review 3 Based upon a sample size of 74% of multifamily and investor real estate loans as of December 31, 2023 4 Based on appraised value at origination 11 Noncurrent Loans / Loans Weighted average debt coverage ratios (DCR) for Multifamily and Investor CRE portfolios at ~1.82x2 - 200 bps shock increase in rates produces a weighted average DCR of ~1.46x3 - 10% increase in operating expense yields a weighted average DCR of ~1.74x3 - 200 bps shock increase in rates and 10% increase in operating expenses results in a weighted average DCR ~1.313 - In all scenarios, weighted average CLTV is less than 50%3,4

0.54% 0.53% 0.61% 0.59% 0.57% 0.39% 0.42% 0.50% 0.49% 0.00% 0.10% 0.20% 0.30% 0.40% 0.50% 0.60% 0.70% 0.80% 0.90% 1.00% 4Q23 1Q24 2Q24 3Q24 4Q24 FFIC Peer Median* 12 Low Risk Credit Profile Results NPAs / Assets Criticized and Classified Loans / Gross Loans 30-89 Day Past Due /Total Loans ACL by Loan Segment (4Q24) $2,527 $1,973 $511 $244 $60 $20 $1,402 0.52% 0.47% 0.32% 0.31% 0.61% 7.64% 0.96% -7 0. 00% -6 0. 00% -5 0. 00% -4 0. 00% -3 0. 00% -2 0. 00% -1 0. 00% 0. 00% 10 .0 0% Multifamily Residential Commercial Real Estate 1-4 Family - Mixed Use 1-4 Family - Residential Construction Small Business Administration Commercial Business and Other Loan Balance ($MM) ACLs / Loans 57% LTV on 4Q24 NPAs Peer data through 3Q24; Peers include: BKU, DCOM, FLG , FLIC, HNVR, KRNY, NFBK, PFS, and VLY 1.11% 0.87% 1.13% 1.00% 1.07% 2.28% 3.57% 2.62% 2.73% 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 3.50% 4.00% 4.50% 5.00% 4Q23 1Q24 2Q24 3Q24 4Q24 FFIC Peer Median* 0.25% 0.25% 0.35% 0.35% 0.48% 0.26% 0.31% 0.33% 0.38% -0.05% 0.05% 0.15% 0.25% 0.35% 0.45% 0.55% 0.65% 0.75% 4Q23 1Q24 2Q24 3Q24 4Q24 30-89 Day Past Due/Total Loans Peer Median*

13 Strong Credit Quality In Key Portfolios Portfolio Data Points Multifamily Investor CRE1 Office CRE NPLs/Loans: 44 bps 0 bps 260 bps3 Criticized and Classified Loans/Loans: 102 bps 0 bps 260 bps3 Weighted Average DCR2 : 1.8x 1.8x 1.9x Portfolio Size: $2.5 billion $1.7 billion $242 million Average Loan Size: $1.2 million $2.5 million $3.0 million 1 Excludes Office CRE portfolio 2 Based on most recent Annual Loan Review 3 Consists of one loan

Low Risk Multifamily Loan Portfolio

Multifamily Ratios vs Peer Banks[1]


Criticized and Classified Multifamily Loans / Total Multifamily Loans
3rd Lowest
0.60%
14.85%
4.27%
0.61%
0.42%
1.70%
0.38%
30.67%
0.98%
2.27%
FFIC
Peer 1
Peer 2
Peer 3
Peer 4
Peer 5
Peer 6
Peer 7
Peer 8
Peer 9


Multifamily Allowance for Credit Losses / Criticized and Classified Multifamily Loans
5th Highest
71%
7%
8%
171%
172%
54%
150%
6%
103%
50%
FFIC
Peer 1
Peer 2
Peer 3
Peer 4
Peer 5
Peer 6
Peer 7
Peer 8
Peer 9

Loan Rating Criteria

- We employ a model to determine loan risk ratings for real estate loans
- The model consists of four factors: property condition, current DCR, current LTV, and loan payment history with DCR and LTV combining for 70% of the weight
- The model output cannot be overridden to improve the risk rating

Multifamily Credit Quality Statistics[2]

- 30-89 days past due are 0.86% of total multifamily loans
- NPL loans are 0.44% of total multifamily loans
- Criticized and Classified loans to multifamily loans are 1.02%
- LLRs to multifamily criticized and classified loans are 51%

FFIC FLUSHING Financial Corporation

[1] Chart data as of September 30, 2024; Peers include: BKU, DCOM, FLIC, HNVR, KRNY, NFBK, NYCB, PFS, and VLY
[2] As of December 31, 2024

14

15 Area of Focus: Preserve Strong Liquidity and Capital ▪Maintain ample liquidity with $3.6 billion of undrawn lines and resources as of December 31, 2024 ▪ Low insured and uncollateralized deposits ▪ Regulatory capital ratios are well capitalized – Tangible common equity to tangible asset ratio improved 82 bps QoQ to 7.82% in 4Q24

Strong Capital Ratios 16 8.04% 10.13% 10.82% 14.23% 7.82% $21.53 $20.97 15 16 17 18 19 20 21 22 0.00% 2.00% 4.00% 6.00% 8.00% 10.00% 12.00% 14.00% 16.00% Tier 1 Leverage Ratio Common Equity Tier 1 Risk-based Capital Ratio Tier 1 Risk-based Capital Ratio Total Risk-Based Capital Ratio Tangible Common Equity/Tangible Assets Book Value Per Share Tangible Book Value Per Share Data as of December 31, 2024

Strong Asian Banking Market Focus 18% of Total Deposits $40B Deposit Market Potential (~3% Market Share1 ) 5.8% 1 Year Growth in 2024 vs (1.5)%1 for the Comparable Asian Markets Asian Communities – Total Loans $749 million and Deposits $1.3 billion Multilingual Branch Staff Serves Diverse Customer Base in NYC Metro Area Growth Aided by the Asian Advisory Board Sponsorships of Cultural Activities Support New and Existing Opportunities 1 As of June 30, 2024; Latest FDIC Data About One Third of Branches are in Asian markets…more to come 17

18 Key Community Events: Street Fairs, BID, and Ganesh Utsav Bellerose

19 Operating Environment Is Improving ▪ The 3-month to 5-year spread has turned positive, which should benefit NIM over time ▪ Opportunities to continue to lower deposit rates ▪ Loan repricing continued to be favorable ▪ Focused on remixing the balance sheet ▪ New business initiatives for 2025 –Demand deposits • Branch expansion • Expand customer relationships • Enhanced relationship pricing model – SBA team additions

▪ Balance Sheet – Expect slight increase in loans but stable total assets – Focused on improving asset and funding mix; expect normal historical funding patterns ▪ Net Interest Income – Balance sheet restructuring estimated to have a 10-15 bps positive impact to 1Q25 Core NIM – $792 million of retail CDs to mature over the first quarter at a weighted average rate of 4.59%; current CD rates are 3.50- 4.25% – Opportunities to continue to reprice non-maturity deposits lower – $747 million of loans scheduled to reprice upwards 214 bps in 2025 (based on December 31, 2024 index values) ▪ Noninterest Income – Approximately $59 million of back-to-back swaps in the loan pipeline; banking services fee income to benefit in the quarter as these loans close – BOLI income expected to be $1.4 million in 1Q25, $3.3 million in 2Q25, and $2.2 million per quarter thereafter; estimates could change based timing of settlements of the 1035 exchange ▪ Noninterest Expense – 2025 core noninterest expense expected to increase 5-8% from the 2024 base of $159.6 million – Seasonal expenses in 1Q25 are expected to be approximately $2.0 million ▪ Effective Tax Rate – Expecting 25-28% for 2025 20 Outlook

21 Key Takeaways ▪ 2025 Areas of Focus – Preserve Strong Liquidity and Capital • $3.6 billion of undrawn lines and resources at of December 31, 2024 • Uninsured and uncollateralized deposits were 17% of total deposits • Average total deposits increased 8.2% YoY but declined 0.2% QoQ • Tangible Common Equity to Tangible Assets was 7.82% as December 31 2024, up 82 bps QoQ – Maintain Credit Discipline • Approximately 90% of the loan portfolio is collateralized by real estate with an average LTV of less than 35% • Weighted average debt service coverage ratio is approximately 1.8x for multifamily and investor commercial real estate loans • Criticized and classified loans are 1.07% of gross loans • Manhattan office buildings exposure is minimal at 0.5% of gross loans – Improve Profitability • GAAP and Core NIM expanded 29 and 18 bps QoQ • Balance Sheet restructuring expected to add 10-15 bps to NIM in 1Q25 • Real Estate loans expected to reprice ~200 bps higher • CD repricing is expected to be lower • Continuing to invest in people and branches to drive core business improvements • Focused on improving ROAE over time • Capital to grow as profitability improves

Appendix 22

Digital Banking Usage Continues to Increase

9%
Increase in Monthly Mobile Deposit Active Users
December 2024
YoY Growth

~14,600
Users with Active Online Banking Status
December 2024

15%
Digital Banking Enrollment
December 2024
YoY Growth

Internet Banks
iGObanking and BankPurely national deposit gathering platforms
~2% of Average Deposits in December 2024

Numerated
Small Business Lending Platform
$18.0MM of Commitments in 2024

~14,800
Zelle® Transactions
~$5MM
Zelle Dollar Transactions in December 2024

Technology Enhancements Remain a Priority to Grow Customer Base and Increase Engagement

FFIC FLUSHING Financial Corporation
23

▪ Net Interest Income: $3.0 MM swap termination gain, fair value adjustments, and purchase accounting accretion ▪ Noninterest Income (Loss): $72.6 MM loss on sale of securities from restructuring, $3.8 MM write-down on loans move to held for sale, life insurance proceeds, and fair value adjustments ▪ Noninterest Expense: $2.6 MM of prepayment penalties on FHLB advance terminations and other miscellaneous expenses ▪ (Benefit) Provision for Income Taxes: the effective tax rates vary per column due to the level of pre-tax income and temporary timing differences 24 4Q24 GAAP to Core Reconciliation * See Reconciliation of GAAP (Loss) Earnings to Core Earnings – Quarters ($ in 000s, except for EPS) GAAP Restructuring Other Core Core* 4Q24 Actions Adjustments 4Q24 Net Interest Income $51,235 ($2,971) ($131) $48,133 Provision for Credit Losses 6,440 6,440 Noninterest Income (Loss) (71,022) 76,427 576 5,981 Noninterest Expense 45,630 (2,572) (308) 42,750 (Loss) Income Before Income Taxes (71,857) 76,028 753 4,924 (Benefit) Provision for Income Taxes (22,612) 23,048 279 715 Net (Loss) Income ($49,245) $52,980 $474 $4,209 (Loss) Earnings per share ($1.61) $1.74 $0.02 $0.14 NIM FTE 2.39% (0.13) % (0.01) % 2.25 NCOs/Average Loans 0.28% - % - % 0.28 NPAs/Assets 0.57 - - 0.57

Annual Financial Highlights

	2024		2023		2022		2021		2020		2019	
Reported Results												
(Loss) Earnings per Share	($1.05)		$0.96		$2.50		$2.59		$1.18		$1.44	
ROAA	(0.35)	%	0.34	%	0.93	%	1.00	%	0.48	%	0.59	%
ROAE	(4.67)		4.25		11.44		12.60		5.98		7.35	
NIM FTE	2.15		2.24		3.11		3.24		2.85		2.47	
Core[1] Results												
EPS	$0.73		$0.83		$2.49		$2.81		$1.70		$1.65	
ROAA	0.24	%	0.29	%	0.92	%	1.09	%	0.68	%	0.68	%
ROAE	3.25		3.69		11.42		13.68		8.58		8.42	
NIM FTE	2.10		2.21		3.07		3.17		2.87		2.49	
Credit Quality												
NPAs/Loans & REO	0.76	%	0.67	%	0.77	%	0.23	%	0.31	%	0.24	%
LLRs/Loans	0.6		0.58		0.58		0.56		0.67		0.38	
LLR/NPLs	120.51		159.55		124.89		248.66		214.27		164.05	
NCOs/Average Loans	0.11		0.16		0.02		0.05		0.06		0.04	
Criticized & Classifieds/Loans	1.07		1.11		0.98		0.87		1.07		0.66	
Capital Ratios												
CET 1	10.13	%	10.25	%	10.52	%	10.86	%	9.88	%	10.95	%
Tier 1	10.82		10.93		11.25		11.75		10.54		11.77	
Total Risk-based Capital	14.23		14.33		14.69		14.32		12.63		13.62	
Leverage Ratio	8.04		8.47		8.61		8.98		8.38		8.73	
TCE/TA	7.82		7.64		7.82		8.22		7.52		8.05	
Balance Sheet												
Book Value/Share	$21.53		$23.21		$22.97		$22.26		$20.11		$20.59	
Tangible Book Value/Share	20.97		22.54		22.31		21.61		19.45		20.02	
Dividends/Share	0.88		0.88		0.88		0.84		0.84		0.84	
Average Assets ($B)	9.0		8.5		8.3		8.1		7.3		6.9	
Average Loans ($B)	6.8		6.8		6.7		6.6		6.0		5.6	
Average Deposits ($B)	7.3		6.9		6.5		6.4		5.2		5.0	

[1] See Reconciliation of GAAP (Loss) Earnings and Core Earnings in Appendix

FFIC FLUSHING Financial Corporation
25

29 Year Track Record of Steady Growth Core EPS ($) Dividends per Share ($) Tangible Book Value per Share ($) Assets ($B) Total Gross Loans ($B) Total Deposits ($B) $- $0.88 1995 2000 2005 2010 2015 2020 2023 2024 $- $0.73 1995 2000 2005 2010 2015 2020 2023 2024 $0.6 $7.2 1995 2000 2005 2010 2015 2020 2023 2024 $0.3 $6.7 1995 2000 2005 2010 2015 2020 2023 2024 $0.7 $9.0 1995 2000 2005 2010 2015 2020 2023 2024 9% CAGR 11% CAGR 9% CAGR 4% CAGR1 14% CAGR1 $4.86 $20.97 1995 2000 2005 2010 2015 2020 2023 2024 5% CAGR Note: Acquisition of Empire Bancorp in 2020 (loans and deposits acquired of $685MM and $854MM, respectively; assets acquired of $982MM) 26 1 Calculated from 1996-2024

Approach to Real Estate Lending: Low Leverage & Shared Philosophy 27 Our Conservative Lending Profile Has Served Us Well Over Many Cycles ▪ Since 1929, we have a long history of lending in metro New York City – Historically, credit quality has outperformed the industry and peers • From 2001-2024, median NCOs to average loans has been 4 bps compared to 59 bps for the industry • Median noncurrent loans to total loans has been 41 bps compared to 127 bps for the industry over the same period ▪ The key to our success is shared client philosophy – Our clients tend to have low leverage (average LTV is <35%) and strong cash flows (DCR is 1.8x for multifamily and investor CRE1 ) – Multigenerational – our clients tend to build portfolio of properties; generally, buy and hold – Borrowers are not transaction oriented – average real estate loan seasoning is over 8 years, which is generally passed the 5-year reset for multifamily and investor CRE loans – We do not attract clients who are short term borrowers, who want funds on future cash flows, or who are aggressively trying to convert rent regulated units into market rents 1 Based on annual loan reviews

Loans Secured by Real Estate Have an Average LTV of <35% Manhattan Office Buildings are Approximately 0.5% of Gross Loans Data as of December 31, 2024 37% 11% 10% 8% 7% 5% 5% 4% 4% 2%2%1%1% 1% 1%1 % Multifamily: 37.0% Owner Occupied CRE: 11.0% Non Real Estate: 10.0% One-to-four family - Mixed Use: 8.0% General Commercial: 7.0% CRE - Shopping Center: 5.0% CRE - Strip Mall: 5.0% Commercial Mixed Use: 4.0% One-to-four family - Residential: 4.0% CRE - Single Tenant: 2.0% Industrial: 2.0% Office - Multi & Single Tenant: 1.0% Health Care/Medical Use: 1.0% Commercial Special Use: 1.0% Construction: 1.0% Office Condo & Co-Op: 1.0% $6.7B Total Portfolio 90% Real Estate Based 28

▪ All loans underwritten with a 250-300 bps increase in rates at origination; especially when rates were low ▪ Debt coverage ratios (DCR) based on current rents; not projected cash flows ▪ Underwritten Net Operating Income (NOI) at origination includes forecasted increases in expenses and potential increase in interest rates, which limits overall leverage ▪ Cap rates were underwritten to 5%+ when rates were low ▪ Annual loan reviews performed; cash flows updated annually and a trend analysis on the portfolio is performed ▪ 30-year amortization ▪ Loans generally reset every 5 years (FHLB Advance rate + 225 bps) 29 Multifamily: Conservative Underwriting Standards Portfolio Data Points Portfolio Size: $2.5 billion Average Loan Size: $1.2 million Current Weighted Average Coupon: 5.08% Weighted Average LTV: 42% % of Loans with LTV >75% 0.11% Weighted Average DCR1 : 1.8x NPLs/Loans 0.44% 30-89 Days Past Due/Loans 0.86% Criticized and Classified Loans/Loans 102 bps Underwriting Standards at Origination Data as of December 31, 2024 1 Excludes co-ops

Multifamily: Manageable Repricing Risk

Actual Repricing

	At Origination		At Reprice Date	
($000s)	2019	Stressed	CAGR	2023
Purchase Price:	$7,500			$7,500
Loan Amount:	$4,250	$3,824		$3,824
LTV:	56.7%			51.0%
Rate:	3.75%	5.75%		6.45%
Annual Payment:	$159	$301		$324
Income:	725	848	4%	848
Expense:	362	423	4%	423
NOI:	$363	$425		$425
DCR:	2.28	1.41		1.31

	NOI Sensitivity			
	CAGR	2023	CAGR	2023
Loan Balance:		$3,824		$3,824
Repricing Rate:		6.45%		6.45%
Annual Payment:		$324		$324
Income:	4%	848	4%	848
Expense:	6%	458	8%	492
NOI:		$390		$356
DCR:		1.20		1.10

Key Data Points

- At year end 2023, there were $302 million of multifamily loans schedule to reprice or mature ~199 bps higher based on the December 31, 2023 index
  - Approximately 81% of the loans repriced and remained with the Bank
  - These loans repriced 225 bps higher to a weighted average rate of 6.65%
  - Over 98% of these loans are current and only 34 bps of these loans are 90+ days delinquent
- For 2025, $345 million of loans are forecasted to reprice 267 bps higher to a weighted average rate of 6.80%[1]
- Example of a typical 2023 loan repricing:
  - Income and expense increased at an approximate 4% CAGR
  - Rate resets to FHLB 5-yr advance + 225 bps
  - NOI sensitivity provided for illustrative purposes only; actual expense CAGR has been 4%

FFIC FLUSHING Financial Corporation

[1] Based on underlying index value on December 31, 2024

30

Debt Coverage Ratio Details1 Multifamily weighted average DCR 1.8x2 Amount of loans with a DCR of 1.0-1.2x $195.8 million3 LTV of loans with a DCR of 1.0-1.2x 49% Amount of loans with a DCR <1.0x $82.6 million3 LTV of loans with a DCR <1.0x 43% Of the loans with a DCR <1.2x: • None have an LTV >70% • $45.6 million have an LTV >60% • $0.9 million are 90+ days past due; $11.8 million criticized or classified (with WA LTV of 46%) 31 Multifamily: DCR Risks Are Well Contained 1 Data as of December 31, 2024 2 Based on annual loan reviews 3 Excludes co-ops ▪ Underwriting assumes higher rates at origination leading to strong DCRs ▪ Low amount of loans with DCRs less than 1.2x and minimal amount below 1.0x ▪ Borrowers have significant equity positions in these loans, especially for those with DCRs less than 1.0x ▪ Credit performance is favorable for DCRs of 1.2x or less: – $0.9 million 90+ days past due – Only $11.8 million of criticized or classified loans with a weighted average LTV of 46% Key Data Points1

32 Multifamily: Minimal Interest Only; High Quality Performance 1 As of June 30, 2024 2 Excludes co-ops ▪ Interest only loans are typically only offered to relationship customers who have a prior history with the Bank ▪ A client requests an interest only loan when cash flows early in the project are low and will increase after improvements occur or if the cash flow is strong enough to cover the required debt service amortizing yet a preferred return for a limited time frame is desired ▪ Significant equity or multiple properties are offsetting factors ▪ Loans are generally interest only for 1-3 years and then become fully amortizing ▪ Underwritten on a fully amortizing basis ▪ Credit performance is stellar with only one loan for $5 million that is criticized and classified Key Data Points 1 Interest Only Loan Details1 Total interest only loans $214.4 million Weighted average LTV 46% Weighted average DCR 2.3x2 Amount of loans with a DCR <1.2x $02 30-89 Days Past Due/Loans $0 Criticized and Classified Loans/Loans $5 million Amount of loans to become fully amortizing in 2024 • $86.2 million • 2.9x current DCR and ~1.9x when fully amortized

Key Data Points1 33 Multifamily: Rent Regulated Portfolio – Granular and Low Risk Portfolio Data Points1 Portfolio Size: $1.6 billion Average Loan Size: $1.4 million Current Weighted Average Coupon: 4.82% Weighted Average LTV: 48% % of Loans with LTV >75% 0.2% Weighted Average DCR: 1.8x2 Average Seasoning: 7.6 years 30-89 Days Past Due $5.5 million Criticized and Classified Loans $7.5 million Buildings that are 100% rent regulated $778 million Buildings that are 50-99% rent regulated $525 million Buildings that are <50% rent regulated $290 million ▪ New York City area has a shortage of affordable housing creating the need for rent regulated units; annual the Rent Guidelines Board establishes rental increases for these units ▪ Loans that contain rent regulated properties are about two thirds of the multifamily portfolio ▪ This portfolio is very granular with about half the portfolio in buildings that are 100% rent regulated and half with a mix of market rents ▪ Borrowers have over 50% equity in these properties ▪ With average seasoning over 7 years, these borrowers have experienced rate resets ▪ Credit performance is solid with low levels of delinquencies, criticized, and classified loans 1 Data as of June 30, 2024 2 Based on annual loan reviews

▪ All loans underwritten with a 250-300 bps increase in rates at origination; especially when rates were low ▪ Debt coverage ratios (DCR) based on current rents; not projected cash flows ▪ Underwritten Net Operating Income (NOI) at origination includes forecasted increases in expenses and potential increase interest rates, which limits overall leverage ▪ Cap rates were underwritten to 5%+ when rates were low ▪ Annual loan reviews performed; cash flows updated annually and a trend analysis on the portfolio is performed ▪ 30-year amortization ▪ Loans generally reset every 5 years (FHLB Advance rate + 225 bps) 34 Investor CRE: Conservative Underwriting Standards Portfolio Data Points Portfolio Size: $2.0 billion Average Loan Size: $2.6 million Current Weighted Average Coupon: 5.26% Weighted Average LTV: 44% % of Loans with LTV >75% 32 bps Weighted Average DCR: 1.8x NPLs/Loans 32 bps 30-89 Days Past Due/Loans 0.26% Criticized and Classified Loans/Loans 32 bps Underwriting Standards at Origination Data as of December 31, 2024

16% 29% 22% 17% 16% Bronx Kings Manhattan Queens Other 8% 18% 18% 19% 5% 6% 9% 3% 14% Bronx Kings Manhattan Queens Other NY Nassau Suffolk NJ CT/Other Multifamily Geography Geographically Diverse Multifamily and CRE Portfolios 35 Underwrite Real Estate Loans with a Cap Rates over 6% in 2024 (5%+ Historically) and Stress Test Each Loan $2.5B Portfolio Non-Owner Occupied CRE Geography $2.0B Portfolio

Well-Diversified Commercial Business Portfolio

Real Estate Collateral
$745MM



$1.4B
Total Portfolio
10.9%
10.8%
9.7%
9.3%
8.4%
6.1%
6.1%
5.9%
5.9%
4.8%
3.0%
2.7%
2.6%
2.5%
2.1%
2.0%
2.0%
2.0%
1.6%
1.6%

- Trucking/Vehicle Transport: 10.9%
- Wholesalers: 10.8%
- Other: 9.7%
- Construction/Contractors: 9.3%
- Financing Company: 8.4%
- Professional Services (Excluding Medical): 6.1%
- Hotels: 6.1%
- Medical Professionals: 5.9%
- Manufacturer: 5.9%
- Automobile Related: 4.8%
- Apparel: 3.0%
- Restaurants: 2.7%
- Airlines: 2.6%
- Electrical Equipment: 2.5%
- Theaters: 2.1%
- Real Estate: 2.0%
- Food Service: 2.0%
- Civic and Social Organizations: 2.0%
- Schools/Daycare Centers: 1.6%
- Retailer: 1.6%

Commercial Business

- Primarily in market lending
- Annual sales up to $250 million
- Lines of credit and term loans, including owner occupied mortgages
- Loans secured by business assets, including account receivables, inventory, equipment, and real estate
- Personal guarantees are generally required
- Originations are generally $100,000 to $10 million
- Adjustable rate loans with adjustment periods of five years for owner-occupied mortgages and for lines of credit the adjustment period is generally monthly
- Generally not subject to limitations on interest rate increases but have interest rate floors

Average loan size of $1.3 million

FFIC FLUSHING Financial Corporation

Data as of December 31, 2024

36

37 Swap Maturities: >50% of Interest Rate Hedges Mature through 2026 Swap Type Notional ($ Million) 2025 Maturities ($ Million) 2026 Maturities ($ Million) 2027 Maturities ($ Million) Annualized Net Interest Income1 ($ Million) Loans2 $695.6 $140.7 $315.4 $115.0 $8.9 Funding2 $875.8 $225.0 $180.0 $50.0 $19.7 ▪ The $1.6 billion of total interest rate hedges has annualized net interest income of $28.6 million as of December 31, 2024 ▪ The net benefit will expand if the Fed raises rates or compress if the Fed cuts rates ▪ The annualized impact of a 25 bp change in SOFR is approximately $3.9 million ▪ Approximately 23% of the interest rate hedges will mature in 2025 and 32% in 2026 1 As of December 31, 2024 2 Does not include $973.9 million of customer back-to-back loan swaps or $75 million of forward funding swaps

Reconciliation of GAAP (Loss) Earnings and Core Earnings 38 Non-cash Fair Value Adjustments to GAAP Earnings The variance in GAAP (loss) earnings and core earnings is partly driven by the impact of non-cash net gains and losses from fair value adjustments. These fair value adjustments relate primarily to borrowings carried at fair value under the fair value option. Core Net Income, Core Diluted EPS, Core ROAE, Core ROAA, Pre-provision, Pre-tax Net Revenue, Core Net Interest Income FTE, Core Net Interest Margin FTE, Core Interest Income and Yield on Total Loans, Core Noninterest Income, Core Noninterest Expense and Tangible Book Value per common share are each non-GAAP measures used in this presentation. A reconciliation to the most directly comparable GAAP financial measures appears below in tabular form. The Company believes that these measures are useful for both investors and management to understand the effects of certain interest and noninterest items and provide an alternative view of the Company's performance over time and in comparison, to the Company's competitors. These measures should not be viewed as a substitute for net income. The Company believes that tangible book value per common share is useful for both investors and management as this measure is commonly used by financial institutions, regulators and investors to measure the capital adequacy of financial institutions. The Company believes this measure facilitates comparison of the quality and composition of the Company's capital over time and in comparison, to its competitors. This measure should not be viewed as a substitute for total shareholders' equity. These non-GAAP measures have inherent limitations, are not required to be uniformly applied and are not audited. They should not be considered in isolation or as a substitute for analysis of results reported under GAAP. These non-GAAP measures may not be comparable to similarly titled measures reported by other companies.

Reconciliation of GAAP (Loss) Earnings to CORE Earnings - Quarters

(Dollars in thousands, except per share data)	For the three months ended December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	For the year ended December 31, 2024	December 31, 2023
GAAP (loss) income before income taxes	$ (71,857)	$ 11,457	$ 7,136	$ 4,997	$ 11,754	$ (48,267)	$ 39,833
Net (gain) loss from fair value adjustments (Noninterest income (loss))	1,136	(974)	(57)	834	(906)	939	(2,573)
Net loss on sale of securities (Noninterest income (loss))	72,315	—	—	—	—	72,315	—
Life insurance proceeds (Noninterest income (loss))	(284)	(1)	—	—	(697)	(285)	(1,281)
Valuation allowance on loans transferred to held for sale (Noninterest income (loss))	3,836	—	—	—	—	3,836	—
Net (gain) loss from fair value adjustments on qualifying hedges (Net interest income)	(2,911)	(554)	(177)	187	872	(3,455)	(371)
Prepayment penalty on borrowings (Noninterest expense)	2,572	—	—	—	—	2,572	—
Net amortization of purchase accounting adjustments and intangibles (Various)	(101)	(62)	(85)	(169)	(355)	(417)	(1,007)
Miscellaneous expense (Professional services)	218	10	494	—	526	722	526
Core income before taxes	4,924	9,876	7,311	5,849	11,194	27,960	35,127
Provision for core income taxes	715	2,153	1,855	1,537	3,648	6,260	10,209
Core net income	$ 4,209	$ 7,723	$ 5,456	$ 4,312	$ 7,546	$ 21,700	$ 24,918
GAAP diluted (loss) earnings per common share	$ (1.61)	$ 0.30	$ 0.18	$ 0.12	$ 0.27	$ (1.05)	$ 0.96
Net (gain) loss from fair value adjustments, net of tax	0.03	(0.03)	(0.01)	0.02	(0.02)	0.02	(0.06)
Net loss on sale of securities, net of tax	1.65	—	—	—	—	1.68	—
Life insurance proceeds	(0.01)	—	—	—	(0.02)	(0.01)	(0.04)
Valuation allowance on loans transferred to held for sale, net of tax	0.09	—	—	—	—	0.09	—
Net (gain) loss from fair value adjustments on qualifying hedges, net of tax	(0.07)	(0.01)	—	—	0.02	(0.08)	(0.01)
Prepayment penalty on borrowings, net of tax	0.06	—	—	—	—	0.06	—
Net amortization of purchase accounting adjustments, net of tax	—	—	—	—	(0.01)	(0.01)	(0.02)
Miscellaneous expense, net of tax	—	—	0.01	—	0.01	0.02	0.01
Core diluted earnings per common share[1]	$ 0.14	$ 0.26	$ 0.18	$ 0.14	$ 0.25	$ 0.73	$ 0.83
Core net income, as calculated above	$ 4,209	$ 7,723	$ 5,456	$ 4,312	$ 7,546	$ 21,700	$ 24,918
Average assets	9,060,481	9,203,884	8,830,665	8,707,505	8,569,002	8,951,618	8,501,564
Average equity	662,190	672,762	667,557	669,185	669,819	667,913	675,151
Core return on average assets[2]	0.19 %	0.34 %	0.25 %	0.20 %	0.35 %	0.24 %	0.29 %
Core return on average equity[2]	2.54 %	4.59 %	3.27 %	2.58 %	4.51 %	3.25 %	3.69 %

FFIC FLUSHING Financial Corporation

[1] Core diluted earnings per common share may not foot due to rounding
[2] Ratios are calculated on an annualized basis

39

Reconciliation of GAAP Revenue and Pre-provision Pre-tax Net Revenue - Quarters

(Dollars in thousands)	For the three months ended December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	For the year ended December 31, 2024	December 31, 2023
GAAP Net interest income	$ 51,235	$ 45,603	$ 42,776	$ 42,397	$ 46,085	$ 182,011	$ 179,152
Net (gain) loss from fair value adjustments on qualifying hedges	(2,911)	(554)	(177)	187	872	(3,455)	(371)
Net amortization of purchase accounting adjustments	(191)	(155)	(182)	(271)	(461)	(799)	(1,454)
Core Net interest income	$ 48,133	$ 44,894	$ 42,417	$ 42,313	$ 46,496	$ 177,757	$ 177,327
GAAP Noninterest (loss) income	$ (71,022)	$ 6,277	$ 4,216	$ 3,084	$ 7,402	$ (57,445)	$ 22,588
Net (gain) loss from fair value adjustments	1,136	(974)	(57)	834	(906)	939	(2,573)
Net loss on sale of securities	72,315	—	—	—	—	72,315	—
Valuation allowance on loans transferred to held for sale	3,836	—	—	—	—	3,836	—
Life insurance proceeds	(284)	(1)	—	—	(697)	(285)	(1,281)
Core Noninterest income	$ 5,981	$ 5,302	$ 4,159	$ 3,918	$ 5,799	$ 19,360	$ 18,734
GAAP Noninterest expense	$ 45,630	$ 38,696	$ 39,047	$ 39,892	$ 40,735	$ 163,265	$ 151,389
Prepayment penalty on borrowings	(2,572)	—	—	—	—	(2,572)	—
Net amortization of purchase accounting adjustments	(90)	(93)	(97)	(102)	(106)	(382)	(447)
Miscellaneous expense	(218)	(10)	(494)	—	(526)	(722)	(526)
Core Noninterest expense	$ 42,750	$ 38,593	$ 38,456	$ 39,790	$ 40,103	$ 159,589	$ 150,416
Net interest income	$ 51,235	$ 45,603	$ 42,776	$ 42,397	$ 46,085	$ 182,011	$ 179,152
Noninterest income (loss)	(71,022)	6,277	4,216	3,084	7,402	(57,445)	22,588
Noninterest expense	(45,630)	(38,696)	(39,047)	(39,892)	(40,735)	(163,265)	(151,389)
Pre-provision pre-tax net (loss) revenue	$ (65,417)	$ 13,184	$ 7,945	$ 5,589	$ 12,752	$ (38,699)	$ 50,351
Core:							
Net interest income	$ 48,133	$ 44,894	$ 42,417	$ 42,313	$ 46,496	$ 177,757	$ 177,327
Noninterest income	5,981	5,302	4,159	3,918	5,799	19,360	18,734
Noninterest expense	(42,750)	(38,593)	(38,456)	(39,790)	(40,103)	(159,589)	(150,416)
Pre-provision pre-tax net revenue	$ 11,364	$ 11,603	$ 8,120	$ 6,441	$ 12,192	$ 37,528	$ 45,645
Efficiency Ratio	79.0 %	77.2 %	82.6 %	86.1 %	76.7 %	81.0 %	76.7 %

FFIC FLUSHING Financial Corporation

Efficiency ratio, a non-GAAP measure, was calculated by dividing core noninterest expense (excluding OREO expense and the net gain/loss from the sale of OREO) by the total of core net interest income and core noninterest income.

40

Reconciliation of GAAP to Core Net Interest Income and NIM - Quarters

	For the three months ended					For the year ended	
(Dollars in thousands)	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
GAAP net interest income	$ 51,235	$ 45,603	$ 42,776	$ 42,397	$ 46,085	$ 182,011	$ 179,152
Net (gain) loss from fair value adjustments on qualifying hedges	(2,911)	(554)	(177)	187	872	(3,455)	(371)
Net amortization of purchase accounting adjustments	(191)	(155)	(182)	(271)	(461)	(799)	(1,454)
Tax equivalent adjustment	98	100	98	100	101	396	404
Core net interest income FTE	$ 48,231	$ 44,994	$ 42,515	$ 42,413	$ 46,597	$ 178,153	$ 177,731
Episodic items [1]	(648)	(1,647)	(369)	(928)	(3,416)	(3,592)	(5,268)
Net interest income FTE excluding episodic items	$ 47,583	$ 43,347	$ 42,146	$ 41,485	$ 43,181	$ 174,561	$ 172,463
Total average interest-earning assets [2]	$ 8,590,022	$ 8,712,443	$ 8,358,006	$ 8,238,395	$ 8,080,550	$ 8,475,681	$ 8,027,898
Core net interest margin FTE	2.25 %	2.07 %	2.03 %	2.06 %	2.31 %	2.10 %	2.21 %
Net interest margin FTE excluding episodic items	2.22 %	1.99 %	2.02 %	2.01 %	2.14 %	2.06 %	2.15 %
GAAP interest income on total loans, net [3]	$ 94,104	$ 95,780	$ 92,728	$ 92,959	$ 95,616	$ 375,571	$ 355,348
Net (gain) loss from fair value adjustments on qualifying hedges - loans	29	(364)	(137)	123	978	(349)	(345)
Net amortization of purchase accounting adjustments	(216)	(168)	(198)	(295)	(484)	(877)	(1,503)
Core interest income on total loans, net	$ 93,917	$ 95,248	$ 92,393	$ 92,787	$ 96,110	$ 374,345	$ 353,500
Average total loans, net [2]	$ 6,783,264	$ 6,740,579	$ 6,751,715	$ 6,807,944	$ 6,872,115	$ 6,770,826	$ 6,850,124
Core yield on total loans	5.54 %	5.65 %	5.47 %	5.45 %	5.59 %	5.53 %	5.16 %

FFIC FLUSHING Financial Corporation

[1] Episodic items include prepayment penalty income, net reversals and recovered interest from nonaccrual and delinquent loans, and swap terminations fees/income.
[2] Excludes purchase accounting average balances for all periods presented
[3] Excludes interest income from loans held for sale.

41

42 Calculation of Tangible Stockholders’ Common Equity to Tangible Assets - Quarters (Dollars in thousands) Total Equity $ 724,539 $ 666,891 $ 665,322 $ 669,827 $ 669,837 Less: Goodwill (17,636) (17,636) (17,636) (17,636) (17,636) Core deposit intangibles (1,123) (1,220) (1,322) (1,428) (1,537) Tangible Stockholders' Common Equity $ 705,780 $ 648,035 $ 646,364 $ 650,763 $ 650,664 Total Assets $ 9,038,972 $ 9,280,886 $ 9,097,240 $ 8,807,325 $ 8,537,236 Less: Goodwill (17,636) (17,636) (17,636) (17,636) (17,636) Core deposit intangibles (1,123) (1,220) (1,322) (1,428) (1,537) Tangible Assets $ 9,020,213 $ 9,262,030 $ 9,078,282 $ 8,788,261 $ 8,518,063 Tangible Stockholders' Common Equity to Tangible Assets 7.82% 7.00% 7.12% 7.40% 7.64% 2024 September 30, 2024 December 31, 2023 March 31, December 31, 2024 June 30, 2024

Reconciliation of GAAP (Loss) Earnings and Core Earnings - Years

(Dollars In thousands, except per share data)	Years Ended December 31, 2024	December 31, 2022	December 31, 2021	December 31, 2020	December 31, 2019	December 31, 2018
GAAP (loss) income before income taxes	$ (48,267)	$ 39,833	$ 104,852	$ 109,278	$ 45,182	$ 53,331
Day 1, Provision for Credit Losses - Empire transaction	—	—	—	—	1,818	—
Net (gain) loss from fair value adjustments	939	(2,573)	(5,728)	12,995	2,142	5,353
Net (gain) loss on sale of securities	72,315	—	10,948	(113)	701	15
Life insurance proceeds	(285)	(1,281)	(1,822)	—	(659)	(462)
Valuation allowance on loans transferred to held for sale	3,836	—	—	—	—	—
Net gain on sale or disposition of assets	—	—	(104)	(621)	—	(770)
Net (gain) loss from fair value adjustments on qualifying hedges	(3,455)	(371)	(775)	(2,079)	1,185	1,678
Accelerated employee benefits upon Officer's death	—	—	—	—	—	455
Prepayment penalty on borrowings	2,572	—	—	—	7,834	—
Net amortization of purchase accounting adjustments and intangibles	(417)	(1,007)	(2,030)	(2,489)	80	—
Miscellaneous/Merger expense	722	526	—	2,562	6,894	1,590
Core income before taxes	27,960	35,127	105,341	119,533	65,177	61,190
Provision for core income taxes	6,260	10,209	28,502	30,769	15,428	13,957
Core net income	$ 21,700	$ 24,918	$ 76,839	$ 88,764	$ 49,749	$ 47,233
GAAP diluted (loss) earnings per common share	$ (1.05)	$ 0.96	$ 2.50	$ 2.59	$ 1.18	$ 1.44
Day 1, Provision for Credit Losses - Empire transaction, net of tax	—	—	—	—	0.05	—
Net (gain) loss from fair value adjustments, net of tax	0.02	(0.06)	(0.14)	0.31	0.06	0.14
Net (gain) loss on sale of securities, net of tax	1.68	—	0.26	—	0.02	—
Life insurance proceeds	(0.01)	(0.04)	(0.06)	—	(0.02)	(0.02)
Valuation allowance on loans transferred to held for sale, net of tax	0.09	—	—	—	—	—
Net gain on sale or disposition of assets, net of tax	—	—	—	(0.01)	—	(0.02)
Net (gain) loss from fair value adjustments on qualifying hedges, net of tax	(0.08)	(0.01)	(0.02)	(0.05)	0.03	0.05
Accelerated employee benefits upon Officer's death, net of tax	—	—	—	—	—	0.01
Prepayment penalty on borrowings, net of tax	0.06	—	—	—	0.20	—
Net amortization of purchase accounting adjustments and intangibles, net of tax	(0.01)	(0.02)	(0.05)	(0.06)	—	—
Miscellaneous/Merger expense, net of tax	0.02	0.01	—	0.06	0.18	0.04
NYS tax change	—	—	—	(0.02)	—	—
Core diluted earnings per common share[1]	$ 0.73	$ 0.83	$ 2.49	$ 2.81	$ 1.70	$ 1.65
Core net income, as calculated above	$ 21,700	$ 24,918	$ 76,839	$ 88,764	$ 49,749	$ 47,233
Average assets	8,951,618	8,501,564	8,307,137	8,143,372	7,276,022	6,947,881
Average equity	667,913	675,151	672,742	648,946	580,067	561,289
Core return on average assets[2]	0.24 %	0.29 %	0.92 %	1.09 %	0.68 %	0.68 %
Core return on average equity[2]	3.25 %	3.69 %	11.42 %	13.68 %	8.58 %	8.42 %

[1] Core diluted earnings per common share may not foot due to rounding

[2] Ratios are calculated on an annualized basis

43

Reconciliation of GAAP Revenue and Pre-Provision Pre-Tax Net Revenue - Years

	Years Ended					
(Dollars In thousands)	December 31, 2024	December 31, 2023	December 31, 2022	December 31, 2021	December 31, 2020	December 31, 2019
GAAP Net interest income	$ 182,011	$ 179,152	$ 243,616	$ 247,969	$ 195,199	$ 161,940
Net (gain) loss from fair value adjustments on qualifying hedges	(3,455)	(371)	(775)	(2,079)	1,185	1,678
Net amortization of purchase accounting adjustments	(799)	(1,454)	(2,542)	(3,049)	(11)	—
Core Net interest income	$ 177,757	$ 177,327	$ 240,299	$ 242,841	$ 196,373	$ 163,618
GAAP Noninterest income (loss)	$ (57,445)	$ 22,588	$ 10,009	$ 3,687	$ 11,043	$ 9,471
Net (gain) loss from fair value adjustments	939	(2,573)	(5,728)	12,995	2,142	5,353
Net (gain) loss on sale of securities	72,315	—	10,948	(113)	701	15
Valuation allowance on loans transferred to held for sale	3,836	—	—	—	—	—
Life insurance proceeds	(285)	(1,281)	(1,822)	—	(659)	(462)
Net gain on disposition of assets	—	—	(104)	(621)	—	(770)
Core Noninterest income	$ 19,360	$ 18,734	$ 13,303	$ 15,948	$ 13,227	$ 13,607
GAAP Noninterest expense	$ 163,265	$ 151,389	$ 143,692	$ 147,322	$ 137,931	$ 115,269
Prepayment penalty on borrowings	(2,572)	—	—	—	(7,834)	—
Accelerated employee benefits upon Officer's death	—	—	—	—	—	(455)
Net amortization of purchase accounting adjustments	(382)	(447)	(512)	(560)	(91)	—
Miscellaneous/Merger expense	(722)	(526)	—	(2,562)	(6,894)	(1,590)
Core Noninterest expense	$ 159,589	$ 150,416	$ 143,180	$ 144,200	$ 123,112	$ 113,224
GAAP:						
Net interest income	$ 182,011	$ 179,152	$ 243,616	$ 247,969	$ 195,199	$ 161,940
Noninterest income (loss)	(57,445)	22,588	10,009	3,687	11,043	9,471
Noninterest expense	(163,265)	(151,389)	(143,692)	(147,322)	(137,931)	(115,269)
Pre-provision pre-tax net revenue	$ (38,699)	$ 50,351	$ 109,933	$ 104,334	$ 68,311	$ 56,142
Core:						
Net interest income	$ 177,757	$ 177,327	$ 240,299	$ 242,841	$ 196,373	$ 163,618
Noninterest income	19,360	18,734	13,303	15,948	13,227	13,607
Noninterest expense	(159,589)	(150,416)	(143,180)	(144,200)	(123,112)	(113,224)
Pre-provision pre-tax net revenue	$ 37,528	$ 45,645	$ 110,422	$ 114,589	$ 86,488	$ 64,001
Efficiency Ratio	81.0 %	76.7 %	56.5 %	55.7 %	58.7 %	63.9 %

FFIC FLUSHING Financial Corporation

Efficiency ratio, a non-GAAP measure, was calculated by dividing core noninterest expense (excluding OREO expense and the net gain/loss from the sale of OREO) by the total of core net interest income and core noninterest income.

44

Reconciliation of GAAP and Core Net Interest Income and NIM - Years

	Years Ended					
(Dollars In thousands)	December 31, 2024	December 31, 2023	December 31, 2022	December 31, 2021	December 31, 2020	December 31, 2019
GAAP net interest income	$ 182,011	$ 179,152	$ 243,616	$ 247,969	$ 195,199	$ 161,940
Net (gain) loss from fair value adjustments on qualifying hedges	(3,455)	(371)	(775)	(2,079)	1,185	1,678
Net amortization of purchase accounting adjustments	(799)	(1,454)	(2,542)	(3,049)	(11)	—
Tax equivalent adjustment	396	404	461	450	508	542
Core net interest income FTE	$ 178,153	$ 177,731	$ 240,760	$ 243,291	$ 196,881	$ 164,160
Episodic items [1]	(3,592)	(5,268)	(6,445)	(6,629)	(4,576)	(6,501)
Net interest income FTE excluding episodic items	$ 174,561	$ 172,463	$ 234,315	$ 236,662	$ 192,305	$ 157,659
Total average interest-earning assets [2]	$ 8,475,681	$ 8,027,898	$ 7,841,407	$ 7,681,441	$ 6,863,219	$ 6,582,473
Core net interest margin FTE	2.10 %	2.21 %	3.07 %	3.17 %	2.87 %	2.49 %
Net interest margin FTE excluding episodic items	2.06 %	2.15 %	2.99 %	3.08 %	2.80 %	2.40 %
GAAP interest income on total loans, net [3]	$ 375,571	$ 355,348	$ 293,287	$ 274,331	$ 248,153	$ 251,744
Net (gain) loss from fair value adjustments on qualifying hedges	(349)	(345)	(775)	(2,079)	1,185	1,678
Net amortization of purchase accounting adjustments	(877)	(1,503)	(2,628)	(3,013)	(356)	—
Core interest income on total loans, net	$ 374,345	$ 353,500	$ 289,884	$ 269,239	$ 248,982	$ 253,422
Average total loans, net [2]	$ 6,770,826	$ 6,850,124	$ 6,748,165	$ 6,653,980	$ 6,006,931	$ 5,621,033
Core yield on total loans	5.53 %	5.16 %	4.30 %	4.05 %	4.14 %	4.51 %

FFIC FLUSHING Financial Corporation

[1] Episodic items include prepayment penalty income, net reversals and recovered interest from nonaccrual and delinquent loans, and swap terminations fees/income.
[2] Excludes purchase accounting average balances for the years ended 2024, 2023, 2022, 2021, and 2020
[3] Excludes interest income from loans held for sale.

45

46 Calculation of Tangible Stockholders’ Common Equity to Tangible Assets - Years (Dollars in thousands) Total Equity $ 724,539 $ 669,837 $ 677,157 $ 679,628 $ 618,997 $ 579,672 Less: Goodwill (17,636) (17,636) (17,636) (17,636) (17,636) (16,127) Core deposit intangibles (1,123) (1,537) (2,017) (2,562) (3,172) — Intangible deferred tax liabilities — — — 328 287 292 Tangible Stockholders' Common Equity $ 705,780 $ 650,664 $ 657,504 $ 659,758 $ 598,476 $ 563,837 Total Assets $ 9,038,972 $ 8,537,236 $ 8,422,946 $ 8,045,911 $ 7,976,394 $ 7,017,776 Less: Goodwill (17,636) (17,636) (17,636) (17,636) (17,636) (16,127) Core deposit intangibles (1,123) (1,537) (2,017) (2,562) (3,172) — Intangible deferred tax liabilities — — — 328 287 292 Tangible Assets $ 9,020,213 $ 8,518,063 $ 8,403,293 $ 8,026,041 $ 7,955,873 $ 7,001,941 Tangible Stockholders' Common Equity to Tangible Assets 7.82% 7.64% 7.82% 8.22% 7.52% 8.05 % December 31, 2024 December 31, 2023 December 31, 2022 December 31, December 31, December 31, 2021 2020 2019

47 Contact Details Susan K. Cullen SEVP, CFO & Treasurer Phone: (718) 961-5400 Email: scullen@flushingbank.com Al Savastano, CFA Director of Investor Relations Phone: (516) 820-1146 Email: asavastano@flushingbank.com